Exhibit 23(h)(4)


                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the 13th day of November, 2000 ("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; The Kelmoore Strategy Variable Trust, a Delaware business trust (the "Fund"); and Kelmoore Investment Company, Inc., a California corporation, the Fund's investment adviser and principal underwriter (referred to as "Adviser" and "Distributor") (collectively, the "Parties"),

                                WITNESSETH THAT:

         WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund's sole portfolio (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefit's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 333-43886 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and

         WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                        Section 1. Additional Portfolios

         The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.


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                       Section 2. Processing Transactions

         2.1 Timely Pricing and Orders.

         (a) The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits as of the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) Fortis Benefits is open for business. The Fund or its designated agent will use its best efforts to provide this information by 5:30 p.m., Central Time (6:30 Eastern Time). Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 8:30 a.m., Central Time (9:30 Eastern Time).

         (b) The Fund shall provide additional time to Fortis Benefits to place orders on the following business day in the event the Fund is unable to meet the 5:30 p.m. time stated in paragraph (a) above. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to Fortis Benefits.

         (c) If the Fund provides materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Divisions to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to Fortis Benefits. Furthermore, the Adviser shall be liable for the reasonable administrative costs incurred by Fortis Benefits in relation to the correction of any material error. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage.

         2.2 Timely Payments.

         Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is


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placed, to the extent practicable. Fortis Benefits will use its best efforts to wire payment for net purchases by 2:30 p.m. Central Time (3:30 Eastern Time). Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

         2.3 Redemption in Kind.

         The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of trustees (the "Board of Directors") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

         2.4 Applicable Price.

         The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 2.4, Fortis Benefits shall be the designee of the Fund for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Central Time (12:00 Eastern Time) on the next following Business Day. "Business Day" - Portfolio shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.


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                          Section 3. Costs and Expenses

         3.1 General.

         Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

         3.2 Registration.

         The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

         3.3 Other (Non-Sales-Related).

         The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. Except as to Fund and Separate Account Prospectuses, the Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fortis Benefits


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documents are printed or mailed on a combined or coordinated basis. If requested by Fortis Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus. Fortis Benefits will be reasonably compensated by the Fund for costs associated with production of mailing lists and tabulation of votes with respect to Fund proxy solicitations.

         3.4 Sales-Related.

         Expenses of distributing the Portfolio's shares and the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement.

         3.5 Fund and Separate Account Prospectus Printing.

         The cost of printing the Fund and Separate Account Prospectuses for distribution to existing Participants and use in the solicitation of new Contracts will be shared by Fortis Benefits, the Fund and the Adviser as agreed to under separate agreement.

         3.6 Parties to Cooperate.

         The Fund, Adviser, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                           Section 4. Legal Compliance

         4.1 Tax Laws.

         (a) The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

         (b) Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.


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         (c) The Fund will maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

         (d) Fortis Benefits represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of Adviser or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and
Section 817(h) and regulations thereunder. For a period of one year from the date that the first Contract is issued, the Adviser will cause a schedule of investments ("Schedule of Investments") of each portfolio of the Fund to be delivered to Fortis Benefits within three business days after the end of each calendar quarter, such schedule of investments to include sufficient information about the securities in the portfolios so as to allow review for compliance with such law and regulation. Fortis Benefits will only circulate the Schedule of Investments to those Fortis Benefits personnel required to receive such information to perform the analysis and prepare the advice described in this paragraph. Fortis Benefits shall, within five business days after its receipt of the Schedule of Investments, for each Portfolio, provide Adviser with a written analysis of the portfolio's compliance with Subchapter M and Section 817(h) and


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regulations thereunder. In addition, for each Portfolio, at such time Fortis
Benefits shall notify Adviser in writing whether (I) the Portfolio is, in Fortis Benefits' judgment, in compliance with such provisions; or (ii) the Portfolio is not in compliance with such provisions and the basis for such non-compliance determination. Fortis Benefits shall include in any notice its advice of any portfolio transactions necessary to cure any noncompliance ("Fortis Advice"). Adviser shall then proceed to cure such noncompliance in accordance with the Fortis Advice or as Fortis Benefits otherwise may agree. Such cure shall be no later than by the end of the twentieth business day (and in any event, prior to the end of the month) of the month following the calendar quarter which includes the month of the portfolio schedule which is the subject of the notice and advice. Adviser's obligation to deliver the referenced monitoring information, and to respond to Fortis Advice, may be extended for an additional one year period by mutual agreement of the parties.

         (f) Should the Fund, Distributor, or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing and take reasonable steps to bring the Fund into compliance with Subchapter M of the Code or Section 817(h) of the Code and the regulations thereunder.

         4.2 Insurance and Certain Other Laws.

         (a) The Fund will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.

         (b) Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.


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         (d) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (f) Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         4.3 Securities Laws.

         (a) Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend


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the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.

         (d) Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

         4.4 Notice of Certain Proceedings and Other Circumstances.

         (a) Distributor or the Fund shall immediately notify Fortis Benefits of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.


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         (b) Fortis Benefits or Fortis Investors shall immediately notify the
Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         4.5 Fortis Benefits to Provide Documents.

         Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         4.6 Fund to Provide Documents.

         Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities. Upon request, Fortis Benefits shall promptly inform the Fund of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, and Fortis Benefits shall provide the Fund with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

                       Section 5. Mixed and Shared Funding

         5.1 If and to the extent that the Fund engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Fund, this Section 5 shall apply.


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         5.2 The Board of Trustees of the Fund (the "Trust Board") will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a participating insurance company to disregard the voting instructions of contract owners; or
(g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of plan participants. The Trust Board shall promptly inform Fortis Benefits if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

         5.3 Fortis Benefits agrees to assist the Trust Board in carrying out its responsibilities under the mixed and shared funding order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by Fortis Benefits to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it an all action with regard to a conflict.

         5.4 If it is determined by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, Fortis Benefits shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such assets in a different investment medium, including another Fund, or in the case of insurance company participants submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.


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         5.5 If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within 30 days after written notice is given that this provision is being implemented, subject to applicable law. Until such withdrawal and termination is implemented, the Underwriter and the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

         5.6 If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account within 6 months after the Fund informs Fortis Benefits of a material irreconcilable conflict, subject to applicable law but in any event consistent with the terms of the mixed and shared funding order. Until such withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

         5.7 For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or the Distributor be required to establish a new funding medium for the Contracts. Fortis Benefits shall not be required by
Section 5.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.


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         5.8 The Trust Board's determination of the existence of a material irreconcilable conflict and its implication will be made known in writing to Fortis Benefits.

         5.9 Fortis Benefits shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the mixed and shared funding order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

         5.10 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Fund's mixed and shared funding order) on terms and conditions materially different from those contained in the mixed and shared funding order, the Fund and/or Fortis Benefits, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

         5.11 The Fund will not accept a purchase order from a qualified pension or retirement plan if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Portfolio unless such plan executes an agreement with the Fund governing participation in such Portfolio that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Portfolio.

                             Section 6. Termination

         6.1 Events of Termination.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

         (a) at the option of Fortis Benefits, the Fund, the Adviser or Distributor upon at least six months advance written notice to the other Parties, or


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         (b) at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits' obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

         (c) at the option of Fortis Benefits upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or

         (d) at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or

         (e) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

         (f) at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or

         (g) at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or

         (h) at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits or if Fortis Benefits shall determine, in its sole judgment exercised in good faith, that either the Fund or Adviser has suffered a material adverse change in its business, operations, financial conditions or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (i) at the option of any party to this Agreement by written notice to the other parties upon another party's material breach of any provision of this Agreement.

         (j) at the option of the Adviser if the Adviser shall determine, in its sole judgement exercised in good faith, that Fortis Benefits has suffered a material adverse change in its business, operations, financial conditions or prospects since the date of this agreement or is the subject of material adverse publicity.

         6.2 Funds to Remain Available.

         Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not
(x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.

         6.3 Survival of Warranties and Indemnifications.

         All warranties and indemnifications will survive the termination of this Agreement.

         6.4 Continuance of Agreement for Certain Purposes.

         If this Agreement is terminated for any reason, except under Section 5 (Mixed and Shared Funding) above, the Fund shall, at the option of Fortis Benefits, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this agreement. If this Agreement is terminated pursuant to Section 5, the provisions of Section 5 shall govern.

         6.5 Reimbursement of Expenses

         If this Agreement is terminated as to any Portfolio pursuant to 6.1(c), 6.1(f), 6.1(g), or 6.1(h), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders. Notwithstanding the foregoing, the Distributor will not be obligated to reimburse Fortis Benefits for any costs or expenses under this 6.5 in the event that implementation of Fortis Advice, as defined in 4.1(e), leads to the circumstances triggering termination of this Agreement as to a Portfolio.

             Section 7. Parties to Cooperate Respecting Termination

         The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.

                              Section 8. Assignment

         This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               Section 9. Notices

Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                            Fortis Benefits
                             Insurance Company
                            500 Bielenberg Drive
                            Woodbury, Minnesota 55125
                            Attn.: General Counsel
                            FAX: 651-738-5262

                            Fortis Investors, Inc.
                            500 Bielenberg Drive
                            Woodbury, Minnesota  55125
                            Attn.: General Counsel
                            FAX: 651-738-5262

                            The Kelmoore Strategy Variable Trust
                            2471 E. Bayshore Rd., Suite 501
                            Palo alto, CA 94303
                            Attn: Michael Romanchak
                            FAX: 707-982-7437

                            Kelmoore Investment Company, Inc.
                            2471 E. Bayshore Rd., Suite 501
                            Palo alto, CA 94303
                            Attn: Michael Romanchak
                            FAX: 707-982-7437

                          Section 10. Voting Procedures

         Subject to the cost allocation procedures set forth in Section 3 hereof, Fortis Benefits will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Fortis Benefits, as prescribed by this Section 10.

                         Section 11. Foreign Tax Credits

         The Fund agrees to consult in advance with Fortis Benefits concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           Section 12. Indemnification

         12.1 Of Fund, Distributor and Adviser by Fortis Benefits.

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors, officers and employees, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

         (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

         (iv) arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

         (v) arise out of any material breach of any representation and/or warranty made by Fortis Benefits in this Agreement or arise out of or result from any other material breach by Fortis Benefits of this Agreement;

         (b) Fortis Benefits shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

         (c) Fortis Benefits shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefit's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2 Of Fortis Benefits and Fortis Investors by Adviser.

         (a) Except to the extent provided in Sections 12.2(d) and 12.2(e), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and employees and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

         (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

         (iv) arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

         (b) Except to the extent provided in Sections 12.2(d) and 12.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.

         (c) The written consent of Adviser referred to in Section 12.2(b) above shall not be unreasonably withheld.

         (d) Adviser shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of (i) the implementation of Fortis Advice, as defined in Section 4.1(e) of this Agreement in a timely fashion; or
(ii) willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or (iii) of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.

         (e) Adviser shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.3 Effect of Notice.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                            Section 13. Miscellaneous

         13.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

         13.2 The Fund has filed a Certificate of Trust with the Secretary of State of Delaware. Fortis Benefits acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the

Fund's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Fund in accordance with its proportionate interest hereunder. Fortis Benefits further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Fund has executed this instrument. Fortis Benefits also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Fortis Benefits agrees not to proceed against any Portfolio for the obligations of another Portfolio.

         13.3 Except as otherwise expressly provided in this Agreement, neither the Fund nor the Adviser nor any affiliate thereof shall use any trademark, trade name, service mark or logo of Fortis Benefits or any of its affiliates, or any variation of any such trademark, trade name service mark or logo, without Fortis Benefit's prior consent, the granting of which shall be at Fortis Benefit's sole option. Except as otherwise expressly provided in this Agreement, neither Fortis Benefits nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Fund or of the Adviser, or any variation of any such trademark, trade name, service mark or logo, without the prior consent of either the Fund or of the Adviser, as appropriate, the granting of which shall be at the sole option of the Fund or of the Adviser, as applicable.

                           Section 14. Applicable Law

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state's principles of conflict of laws.

                      Section 15. Execution in Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 16. Severability

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 17. Rights Cumulative

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                Section 18. Restrictions on Sales of Fund Shares

         Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

                              Section 19. Headings

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                       FORTIS BENEFITS INSURANCE COMPANY

                                       By     /s/ Jon H. Nicholson
                                              ----------------------------------
                                       Title  Senior VP
                                              ----------------------------------


                                       FORTIS INVESTORS, INC.

                                       By     /s/ Chris Pawlenty
                                              ----------------------------------
                                       Title  2nd VP
                                              ----------------------------------


                                       THE KELMOORE STRATEGY VARIABLE TRUST

                                       By     /s/ Michael Romanchak
                                              ----------------------------------
                                       Title  Chairman
                                              ----------------------------------


                                       KELMORE INVESTMENT COMPANY, INC.

                                       By     /s/ Michael Romanchak
                                              -------------------------------
                                       Title  E V President
                                              ----------------------------------